Exhibit 77Q.1a:  Exhibits


			SOUTHTRUST FUNDS
			Amendment No. 9
			    to the
		     MASTER TRUST AGREEMENT
			dated March 4, 1992

	Effective August 1, 1999:

	Delete in its entirety the first paragraph of Section 4.2 of
Article IV from the Master Trust Agreement and substitute in its place the following:

	"Section 4.2 Establishment and Designation of Sub-Trusts. Without limiting the authority of the Trustees set forth in
Section 4.1 to establish and designate any further Sub-Trusts, the Trustees hereby establish and designate six Sub-Trusts: the SouthTrust U.S. Treasury Money Market Fund, SouthTrust Bond Fund, SouthTrust Value Fund, SouthTrust Income Fund, SouthTrust Growth Fund and SouthTrust Alabama Tax-Free Income Fund. The Shares of the SouthTrust U.S. Treasury Money Market Fund, SouthTrust Bond Fund, SouthTrust Value Fund, SouthTrust Income Fund, SouthTrust Growth Fund and SouthTrust Alabama Tax-Free Income Fund and any Shares of any further Sub-Trusts that may from time to time be established and designated by the Trustees shall (unless the Trustees otherwise determine with respect to some further Sub-Trust at the time of establishing and designating the same) have the following relative rights and preferences:"

	The undersigned Vice President of SouthTrust Funds hereby certifies that the above-stated amendment is a true and correct
Amendment to the Master Trust Agreement, as adopted by the Board of Trustees on the 13th day of May, 1999.

	WITNESS the due execution hereof this 13th day of May, 1999.



				/s/ Beth S. Broderick
				Beth S. Broderick
				Vice President




Exhibit 77Q.1b:  Exhibits

			SOUTHTRUST FUNDS
			Amendment No. 10
			    to the
		     MASTER TRUST AGREEMENT

			Dated March 4, 1992


	THIS Master Trust Agreement is amended as follows:

A.	Strike the first sentence of Section 7.4 of Article VII from the
Master Trust Agreement and substitute in its place the following:

	Section 7.4.  Resident Agent.  The Trust may
	appoint and maintain a resident agent in the Commonwealth of Massachusetts, which shall be c/o Donnelly, Conroy & Gelhaar, 73 Tremont
	Street, Boston, Massachusetts 02108, and shall continue to maintain an office at such address unless changed by the Trustees to another location in Massachusetts.

	The undersigned, Vice President, hereby certifies that the above-stated Amendment is a true and correct Amendment to the Master Trust Agreement, as adopted by the Board of Trustees by Unanimous Consent on the 28th day of January, 2000.

	WITNESS the due execution hereof this 29th day of January, 2000.


				/s/ Beth S. Broderick
				Beth S. Broderick, Vice President